Exhibit 10.32

HEALTH MANAGEMENT ASSOCIATES, INC.

1996 EXECUTIVE INCENTIVE COMPENSATION PLAN

AWARD NOTICE

Grantee:
Type of Award:	Contingent Stock Award
Number of Shares:
Date of Grant:

1. Grant of Contingent Stock. This Award Notice serves to notify you that the Compensation Committee (the “Committee”) of the Board of Directors of Health Management Associates, Inc. (“HMA”) hereby grants to you, under HMA’s 1996 Executive Incentive Compensation Plan (the “Plan”), a contingent stock award (this “Award”), on the terms and conditions set forth in this Award Notice and the Plan, representing the right to receive the number of shares of HMA’s Class A Common Stock, par value $.01 per share (the “Common Stock”) set forth above. The Plan is incorporated herein by reference and made a part of this Award Notice. A copy of the Plan is available from HMA’s Human Resources Department upon request. You should review the terms of this Award Notice and the Plan carefully. The capitalized terms used and not defined in this Award Notice are defined in the Plan.

2. Vesting. Except as otherwise provided by Section 4, vesting of the shares of Common Stock represented by this Award are contingent upon your continuous employment with HMA or its subsidiaries for the four-year period beginning on the Date of Grant set forth above. No shares of Common Stock will be issued or reserved upon the Date of Grant, and you will not have any rights of a stockholder with respect to the shares of Common Stock represented by this Award until the date of issuance to you of a stock certificate representing such shares, in the manner and at the time described in Section 6.

3. Effect of Change In Control. Upon the occurrence of a Change In Control of HMA, your rights will be determined in accordance with Section 9 of the Plan.

4. Effect of Termination of Employment; Death, Disability or Retirement. If your employment with HMA or a subsidiary is terminated for any reason before the fourth anniversary of the date of grant, this Award will be forfeited and no payment will be made with respect to such Award unless the termination of employment is due to your death or total and permanent disability, or your retirement on or after age 62, in which case this Award will become immediately payable.

5. Nature of Award. This Award constitutes an award of “Deferred Stock” (as such term is defined in the Plan. Until vested in accordance with Section 2 (or earlier in accordance with Section 4), this Award constitutes only the Company’s unfunded and unsecured promise to issue shares of Common Stock to you on a future date.

6. Issuance of Shares. Except as otherwise provided by Section 10, upon the vesting of the shares of Common Stock underlying this Award, HMA shall issue a stock certificate representing the vested shares as promptly as practicable following the date of vesting. The shares of Common Stock may be issued during your lifetime only to you, or after your death to your designated beneficiary, or, in the absence of such beneficiary, to your duly qualified personal representative.

7. Nonassignability. This Award and the shares of Common Stock underlying this Award may not be sold, assigned, transferred, pledged, hypothecated, margined or otherwise encumbered in any way prior to the vesting of such shares, whether by operation of law or otherwise, except by will or the laws of descent and distribution. After vesting, the sale or other transfer of the shares of Common Stock shall be subject to applicable laws and regulations under the Securities Exchange Act of 1934, as amended.

8. Rights as a Stockholder; No Dividend Equivalents. Prior to the vesting of the shares of Common Stock underlying this Award, you will not have any of the rights of a stockholder with respect to such shares. Without limiting the foregoing, you will have no right to receive dividends, if any, as may be declared on such shares of Common Stock from time to time or the right to vote (in person or by proxy) such shares at any meeting of stockholders of HMA. No “Dividend Equivalents” (as that term is defined in the Plan) shall be paid with respect to the shares of Common Stock underlying this Award.

9. Rights of HMA and Subsidiaries. This Award does not affect the right of HMA or any of its subsidiaries to take any corporate action whatsoever, including without limitation its right to recapitalize, reorganize or make other changes in its capital structure or business, merge or consolidate, issue bonds, notes, shares of Common Stock or other securities, including preferred stock, or options therefore, dissolve or liquidate, or sell or transfer any part of its assets or business.

10. Restrictions on Issuance of Shares. If at any time HMA determines that the listing, registration or qualification of the shares of Common Stock underlying this Award upon any securities exchange or under any state or federal law, or the approval of any governmental agency, is necessary or advisable as a condition to the issuance of a certificate representing any vested shares of Common Stock under this Award, such issuance may not be made in whole or in part unless and until such listing, registration, qualification or approval shall have been effected or obtained free of any conditions not acceptable to HMA.

11. Plan Controls. This Award is subject to all of the provisions of the Plan, which is hereby incorporated by reference, and is further subject to all the interpretations, amendments, rules and regulations that may from time to time be promulgated and adopted by the Committee pursuant to the Plan. In the event of any conflict among the provisions of the Plan and this Award Notice, the provisions of the Plan will be controlling and determinative.

12. Amendment. Except as otherwise provided by the Plan, HMA may only alter, amend or terminate this Award with your consent.

13. Governing Law. This Award Notice shall be governed by and construed in accordance with the laws of the State of Delaware, except as superseded by applicable federal law, without giving effect to its conflicts of law provisions.

ACKNOWLEDGEMENT

The undersigned acknowledges receipt of, and understands and agrees to be bound by, this Award Notice and the Plan. The undersigned further acknowledges that this Award Notice and the Plan set forth the entire understanding between him or her and HMA regarding the contingent stock award granted by this Award Notice and that this Award Notice and the Plan supercede all prior oral and written agreements on that subject.

Dated:

Name (print):

3